UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 27, 2014

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 27, 2014, Dr. Narendra Gupta advised TIBCO Software Inc. (the “Company”) that he would not stand for reelection at the Company’s 2014 annual meeting.

(d) On February 27, 2014, the Company appointed David J. West, age 50, to its Board of Directors effective immediately.

Mr. West will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices. In connection with the appointment, Mr. West was granted 22,500 restricted stock units, which vest as to one-third of the award on each anniversary of the grant date such that the restricted stock units shall be fully vested on the third anniversary of the grant date. In addition, the Company will enter into its standard form of indemnification agreement for its officers and directors with Mr. West.

A copy of the press release entitled “David J. West Appointed to TIBCO Software Board of Directors” is filed herewith as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 27, 2014, the Board of Directors amended the Company’s bylaws to increase the size of the Board of Directors from six to seven.

The Company’s Amended and Restated Bylaws are filed herewith as Exhibit 3.1. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.

99.1	Press Release of TIBCO Software Inc. dated March 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President, General Counsel and Secretary

Date: March 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.

99.1	Press Release of TIBCO Software Inc. dated March 3, 2014.